Exhibit 10.1
Execution Version
Letter Agreement Providing for the ERP Extension Amendment to the TSA
Becton, Dickinson and Company
1 Becton Drive
Franklin Lakes, New Jersey 07417
March 28, 2024

Embecta Corp. 1 Becton Drive Franklin Lakes, New Jersey 07417
Attention:	Jeffrey Mann
Senior Vice President
E-mail:	Jeff.Mann@embecta.com

Re: Transition Services Agreement

Dear Mr. Mann:

Reference is made to the Transition Services Agreement, dated as of March 31, 2022 (the “TSA”), by and between Becton, Dickinson and Company (“BD”) and Embecta Corp. (together with BD, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the TSA.

In consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree to the following:

1.TSA Extension. (1) The Term under the TSA and the Service Period under the TSA with respect to a subset of the 119 Services set forth on Exhibit 1 hereto and which have the label TSA in Column E, solely to the extent such Services are used in the LATAM region (including Mexico), China, Hong Kong, Macau, and Taiwan (the “Selected TSA ERP Services”) is extended until November 1, 2024 (such extension, the “TSA ERP Service Extension”); (2) the Charge for each of the Selected TSA ERP Services during the TSA ERP Service Extension period shall be equal to one hundred twenty-five percent (125%) of the Charge for such Service during the term of the TSA prior to such extension; and (3) the Selected TSA ERP Services provided pursuant to such TSA ERP Service Extension shall be deemed “Services” provided under the TSA, in each case subject to the terms and conditions of the TSA, including that, in accordance with Section 2.04 of the TSA, Service Recipient shall continue to reimburse Service Provider for reasonable out-of-pocket costs and expenses incurred by Service Provider or any of its Subsidiaries in connection with providing the Selected TSA ERP Services (including reasonable travel-related expenses) to the extent that such costs and expenses are not reflected in the Charges for such Services.

Exhibit 10.1

2.Miscellaneous. Except as expressly set forth in this letter agreement, no amendment, alteration or modification of the TSA is otherwise made.

IN WITNESS WHEREOF, each of the Parties has caused this letter agreement to be duly executed on its behalf by its officer thereunto duly authorized as of the day and year first above written.

BECTON, DICKINSON AND COMPANY

Dated: March 28, 2024	By:	/s/ Gary DeFazio
Name: Gary DeFazio Title: Senior Vice President, Corporate Secretary & Associate General Counsel

EMBECTA CORP.

Dated: March 28, 2024	By:	/s/ Jeff Mann
Name: Jeff Mann Title: SVP, General Counsel & Head of Business Development

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